EXHIBIT 1


                            CARRIAGE SERVICES, INC.

                                      and

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                                as Rights Agent


                               RIGHTS AGREEMENT


                               December 18, 2000
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                               Table of Contents

SECTION                                                                   PAGE
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Section 1.  CERTAIN DEFINITIONS..............................................1

Section 2.  APPOINTMENT OF RIGHTS AGENT......................................5

Section 3.  ISSUE OF RIGHTS CERTIFICATES.....................................6

Section 4.  FORM OF RIGHTS CERTIFICATES......................................7

Section 5.  COUNTERSIGNATURE AND REGISTRATION................................8

Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MULITLATED, DESTROYED, LOST, OR STOLEN RIGHTS
            CERTIFICATES.....................................................8

Section 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS....9

Section 8.  CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES.............11

Section 9.  RESERVATION AND AVAILABILITY OF CAPITAL STOCK...................11

Section 10. PREFERRED STOCK RECORD DATE.....................................12

Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR
            NUMBER OF RIGHTS................................................13

Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES......20

Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR
            EARNING POWER...................................................20

Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.........................22

Section 15. RIGHTS OF ACTION................................................23

Section 16. AGREEMENT OF RIGHTS HOLDERS.....................................23

Section 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER..............24

Section 18. CONCERNING THE RIGHTS AGENT.....................................24

Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.......25

Section 20. DUTIES OF RIGHTS AGENT..........................................25

Section 21. CHANGE OF RIGHTS AGENT..........................................27

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Section 22. ISSUANCE OF NEW RIGHTS CERTIFICATES.............................28

Section 23. REDEMPTION......................................................28

Section 24. EXCHANGE........................................................29

Section 25. NOTICE OF CERTAIN EVENTS........................................30

Section 26. NOTICES.........................................................31

Section 27. SUPPLEMENT AND AMENDMENTS.......................................32

Section 28. SUCCESSORS......................................................32

Section 29. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC.......32

Section 30. BENEFITS OF THIS AGREEMENT......................................33

Section 31. SEVERABILITY....................................................33

Section 32. GOVERNING LAW...................................................33

Section 33. COUNTERPARTS....................................................33

Section 34. INTERPRETATION..................................................33


Exhibit A         FORM OF RIGHTS CERTIFICATE

Exhibit B         FORM OF SUMMARY OF RIGHTS

Exhibit C         CERTIFICATE OF DESIGNATION

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                               RIGHTS AGREEMENT

      RIGHTS AGREEMENT, dated as of December 18, 2000 (the "Agreement"), between Carriage Services, Inc., a Delaware corporation (the "Company"), and American Stock Transfer and Trust Company (the "Rights Agent").

                                  WITNESSETH:

      WHEREAS on December 18, 2000 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one preferred share purchase right (a "Right") for each share of Class A common stock, par value $0.01 per share, of the Company (the "Class A Common Stock") and of one Right for each share of Class B common stock, par value, $0.01 per share, of the Company (the "Class B Common Stock"), each as outstanding at the Close of Business (as hereinafter defined) on January 8, 2001 (the "Record Date"), and has authorized the issuance of one Right (as such number may be adjusted pursuant to the provisions of Section 11((o)) for each share of Class A Common Stock and Class B Common Stock issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date, each Right initially representing the right to purchase one one-hundredth of a share of Series G Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock"), having the powers, rights and preferences set forth in the Certificate of Designation attached to this Agreement as EXHIBIT C, upon the terms and subject to the conditions set forth below;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Agreement, the parties hereby agree as follows:

      Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated, whether their use precedes or follows the definition thereof in this Agreement:

            (a) "Act" means the Securities Act of 1933, as in effect on the date in question, unless otherwise specifically provided.

            (b) "Acquiring Person" means any Person that, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the shares of Class A Common Stock then outstanding, but does not include (i) the Company; (ii) any Subsidiary of the Company; (iii) any employee benefit plan of the Company or of any Subsidiary of the Company;
      (iv) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan; or (v) a Grandfathered Shareholder or a Grandfathered Transferee, unless and until such Grandfathered Shareholder or Grandfathered Transferee, as applicable, without the prior approval of the Board of Directors of the Company, shall after the date hereof become the Beneficial Owner of more than the applicable Grandfathered Percentage of the Class A Common Stock of the Company. Notwithstanding the foregoing, no Person (including, without limitation, any Grandfathered Shareholder or Grandfathered Transferee) shall become an "Acquiring Person" as the result of an acquisition of shares of Class A Common Stock by the Company which, by reducing the number of shares of Class A Common Stock outstanding, increases the

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      proportionate number of shares of Class A Common Stock beneficially owned by such Person to 15% or more of the shares of Class A Common Stock then outstanding; provided, however, that if a Person (including, without limitation, any Grandfathered Shareholder or Grandfathered Transferee) shall become the Beneficial Owner of 15% or more of the shares of Class A Common Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Class A Common Stock then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person (including, without limitation, any Grandfathered Shareholder or Grandfathered Transferee) who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (b), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Class A Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (b), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. The word "outstanding," whenever used with reference to a Person's Beneficial Ownership of shares of Class A Common Stock, shall mean the number of such shares then issued and outstanding, together with the number of such shares not then issued and outstanding which such Person would be deemed to own beneficially hereunder.

            (c) "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act and in effect on the date of this Agreement.

            (d) A Person will be deemed the "Beneficial Owner" of, and will be deemed to "beneficially own," any securities that:

                  (i) such Person or any of such Person's Affiliates or
            Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person will not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Section 11(a)(ii) Event, or (C) securities issuable upon exercise of Rights from and after a Section 11(a)(ii) Event, which were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 (the "Original Rights") or pursuant to Section 11(i) in connection with an adjustment made with respect to any Original Rights;

                  (ii) such Person or any of such Person's Affiliates or
            Associates, directly or indirectly, has the right to vote or dispose of or has "Beneficial Ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the

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            Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person will not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this Section 1(d)(ii) as a result of an agreement, arrangement, or understanding to vote such security if such agreement, arrangement, or understanding: (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement, or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso in Section 1(d)(ii)), or disposing of any voting securities of the Company;

      provided, however, that nothing in this Section 1(d) will cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a bona fide firm commitment underwriting until the expiration of forty days after the date of such acquisition.

            (e) "Board of Directors" means the Board of Directors of the Company.

            (f) "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the City of Houston in the State of Texas or in the city in which the office of the Rights Agent is located are authorized or obligated by law or executive order to close.

            (g) "Certificate of Designation" shall mean the Certificate of Designation setting forth the powers, preferences, rights, qualifications, limitations and restrictions of Series G Junior Participating Preferred Stock of the Company, a copy of the form of which is attached to this Agreement as EXHIBIT C.

            (h) "Close of Business" on any given date will mean 5:00 p.m., Houston, Texas time, on such date; provided, however, that if such date is not a Business Day it will mean 5:00 p.m., Houston, Texas time, on the next succeeding Business Day.

            (i) "Common Stock" means the Class A common stock and/or the Class B common stock, as the case may be; "Common Stock" when used with reference to any Person other than the Company will mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

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            (j) "Distribution Date" means the Close of Business on the tenth
      Business Day after the earlier to occur of (i) the Stock Acquisition Date or (ii) the date any Person commences or publicly announces an intention to commence a tender offer or exchange offer for the Common Stock which would result in, upon the consummation of such offer, the Person making such offer, together with all of its Affiliates and Associates, being the Beneficial Owner of 15% or more of the Class A Common Stock then outstanding (including any such date that is after the date of this Agreement and prior to the issuance of the Rights); provided, however, that if the tender offer or exchange offer that gave rise to the Distribution Date is cancelled, terminated or otherwise withdrawn within ten Business Days of its announcement, such offer shall be deemed never to have been made and no Distribution Date shall occur with respect thereto.

            (k) "Exchange Act" means the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided.

            (l) "Grandfathered Percentage" shall mean, (A) with respect to any Grandfathered Person, the percentage of the outstanding Class A Common Stock that such Grandfathered Person beneficially owned on the date hereof, or (B) with respect to any Grandfathered Transferee, the percentage of the outstanding Class A Common Stock that such Grandfathered Transferee beneficially owns immediately after giving effect to the transaction by which such Grandfathered Transferee first becomes a Grandfathered Transferee; provided that if the percentage of Class A Common Stock beneficially owned by any Grandfathered Person or Grandfathered Transferee, as applicable, is reduced for any reason subsequent to the date hereof, the Grandfathered Percentage with respect to such Grandfathered Shareholder or Grandfathered Transferee, as applicable, shall be reduced to the same extent.

            (m) "Grandfathered Shareholder" shall mean any Person who as of the Close of Business on the date hereof was the Beneficial Owner of 15% or more of the Class A Common Stock of the Company then outstanding. Any Grandfathered Shareholder who subsequent to the date hereof becomes the Beneficial Owner of less than 15% of the outstanding Common Stock shall cease to be a Grandfathered Shareholder.

            (n) "Grandfathered Transferee" shall mean any Person who or which, together with all Affiliates and Associates of such Person:

                  (i) acquires directly from a Grandfathered Shareholder in any one transaction Class A Common Stock such that, after giving effect to such acquisition, such Person is the Beneficial Owner of 15% or more of the outstanding Class A Common Stock; and

                  (ii) immediately prior to such acquisition beneficially owned less than 1% of all then outstanding Class A Common Stock. Any Grandfathered Transferee who subsequent to the date hereof becomes the Beneficial Owner of less than 15% of the outstanding Class A Common Stock shall cease to be a Grandfathered Transferee.

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            (o) "Person" means any individual, firm, corporation, partnership, limited liability company or other public or private entity.

            (p) "Preferred Stock" shall have the meaning set forth in the introductory paragraph of this Agreement. Any reference in this Agreement to Preferred Stock shall be deemed to include any authorized fraction of a share of Preferred Stock, unless the context otherwise requires.

            (q) "Redemption Price" with respect to each Right means $0.001, as such amount may from time to time be adjusted in accordance with Section
      11. All references herein to the Redemption Price means the Redemption Price as in effect at the time in question.

            (r) "Section 11(a)(ii) Event" means any event described in Section 11(a)(ii).

            (s) "Section 13 Event" means any event described in Clauses (i),
      (ii), or (iii) of Section 13(a).

            (t) "Stock Acquisition Date" means the first date of public announcement (which, for purposes of this definition, will include, without limitation, a report filed pursuant to ss. 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

            (u) "Subsidiary" means, with reference to any Person, any entity of which an amount of voting securities sufficient to elect at least a majority of the directors or similar Persons of such entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

            (v) "Trading Day" means a day on which the principal national securities exchange or quotation system on which the shares of Class A Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Class A Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

            (w) "Triggering Event" means any Section 11(a)(ii) Event or any
      Section 13 Event.

      Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for the acts or omissions of any such co-Rights Agent.

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      Section 3.  ISSUE OF RIGHTS CERTIFICATES.

            (a) Prior to the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of this Section 3(b)) by the certificates for the Common Stock, registered in the names of the holders of the Common Stock (which certificates for Common Stock will be deemed also to be certificates for Rights) and not by separate certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock including a transfer to the Company. As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock of the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of EXHIBIT A (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided in this Agreement. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(o), at the time of distribution of the Rights Certificates, the Company will make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

            (b) As soon as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form of EXHIBIT B, by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock will also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date (as defined in Section 7), the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such shares of Common Stock.

            (c) Rights will be issued in respect of all shares of Common Stock that are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock will also be deemed to be certificates for Rights, and will bear the following legend:

            THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN CARRIAGE SERVICES, INC. (THE "COMPANY") AND AMERICAN STOCK TRANSFER AND TRUST COMPANY (THE "RIGHTS AGENT") DATED AS OF DECEMBER 18, 2000 (AS AMENDED FROM TIME TO TIME, THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED IN THIS CERTIFICATE BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. UNDER CERTAIN

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            CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS
            WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO IS, WAS, OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

            With respect to the shares of Common Stock issued after the Record Date, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates will be evidenced by such certificates alone and registered holders of Common Stock will also be the registered holders of the associated Rights, and the transfer of any of such certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

            (d) With respect to Rights associated with shares of Class B Common Stock, such Rights shall be automatically extinguished and terminated to the extent the associated shares of Class B Common Stock are converted into shares of Class A Common Stock, and upon such conversion into Class A Common Stock, Rights are issued in association with such Class A Common Stock. In this regard, upon conversion of Class B Common Stock into Class A Common Stock in accordance with the provisions of the Class B Common Stock, a Right shall be issued associated with such Class A Common Stock in lieu of the Right associated with the converted Class B Common Stock, which Right extinguished and terminated in accordance with the immediately preceding sentence.

      Section 4.  FORM OF RIGHTS CERTIFICATES.

      The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse of the rights certificates) will each be substantially in the form set forth in EXHIBIT A and may have such marks of identification or designation and such legends, summaries, or endorsements as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, will be dated as of the Record Date and on their face will entitle the holders of such Rights Certificates to purchase one one-hundredth of a share of Preferred Stock at the price set forth in such Rights Certificates (such exercise price per share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price will be subject to adjustment as provided in this Agreement.

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      Section 5.  COUNTERSIGNATURE AND REGISTRATION.

            (a) The Rights Certificates will be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Operating Officer, its President, or any Executive Vice President either manually or by facsimile signature, will have affixed thereto the Company's seal or a facsimile thereof, and will be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates will be countersigned by the Rights Agent, either manually or by facsimile signature and will not be valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Rights Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company, and any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, is a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

            (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued under this Agreement. Subject to the provisions of Section 11 and
      Section 22, the Rights Certificates, whenever distributed, will be dated as of the Record Date and on their face will entitle the holders of such Rights Certificates to purchase one one- hundredth of a share of Preferred Stock or other securities or property as provided herein, as the same may from time to time be adjusted as provided herein, at the price per one one- hundredth of a share set forth therein, as the same may from time to time be adjusted as provided herein (the "Purchase Price").

      Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST, OR STOLEN RIGHTS CERTIFICATES.

            (a) Subject to the provisions of Section 7(e) and Section 14, at any time after the Distribution Date, and at or prior to the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may
      be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates will make such request in writing delivered to the Rights Agent, and will surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company will be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until

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      the registered holder has completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and has provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company requests in good faith. Thereupon, the Rights Agent will, subject to Section 4, Section 7(e) and Section 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of any Rights Certificate.

            (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

      Section 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

            (a) Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii), Section 23(a) and Section 24) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side of the Rights Certificate duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for each one one-hundredth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Close of Business on December 31, 2010, (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 or (iii) the time at which such rights are exchanged as provided in Section 24 (the earlier of the times, the "Expiration Date").

            (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right will initially be $10.00, subject to adjustment from time to time as provided in Section 11, and Section 13(a). The Purchase Price will be payable in accordance with
      Section 7(c).

            (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the aggregate Purchase Price for the number of one one-hundredths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax, the Rights Agent will, subject to Section 20(k), promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Preferred Stock to be purchased (the Company hereby irrevocably authorizing its transfer agent to comply with all such requests) or (B) if the Company has elected to deposit the shares of Preferred Stock with a depository agent, requisition from the depository agent depository receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts will be deposited by the transfer agent with the depository agent) and the Company will direct the depository agent to comply with such request; (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14; (iii) after receipt of such certificates or depository receipts, cause such certificates or depository receipts to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) will be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Class A Common Stock) of the Company, pay cash or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when appropriate.

            (d) If the registered holder of any Rights Certificate exercises less than all the Rights evidenced by such certificate, a new Rights Certificate evidencing the unexercised Rights will be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

            (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by any Person referred to in Clauses (i) through (iii) below will become null and void without any further action and no holder of such Rights will have any rights whatsoever with respect to such Rights, under any provision of this Agreement or otherwise: (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee from an Acquiring Person (or from any Associate or Affiliate of an Acquiring Person) that becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee from an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company has determined is part of an agreement, plan, arrangement or understanding that has as a substantial purpose or effect the avoidance of this Section 7(e). The Company will use reasonable efforts to insure that the provisions of this Section 7(e) are complied with, but will have no liability under this Agreement to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person, or any of its Affiliates, Associates or transferees.

            (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder has (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company requests in good faith.

      Section 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange (or in connection with conversion of Class B Common Stock into Class A Common Stock) will, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, will be cancelled by it, and no Rights Certificates will be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company will deliver to the Rights Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent will deliver all cancelled Rights Certificates to the Company, or will, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case will deliver a certificate of destruction to the Company.

      Section 9.  RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

            (a) The Company will use its best efforts to reserve and keep available out of its authorized and unissued shares of Preferred Stock (and/or other securities), the number of shares of Preferred Stock (and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights, provided that the Company shall not be required to reserve and keep available shares of Class A Common Stock or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 11(a)(ii), Section 11(a)(iii) or Section 13 hereof unless the Rights become exercisable pursuant to such adjustments, and then only to the extent the Rights become exercisable pursuant to such adjustments.

            (b) So long as the Preferred Stock (and, following the occurrence of a Triggering Event, Class A Common Stock or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or automated quotation system, the Company will use its reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or automated quotation system upon official notice of issuance upon such exercise.

            (c) The Company will use its best efforts to (i) file, as soon as practicable following the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights or issued in an exchange pursuant to Section 24 on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the applicable state securities laws in connection with the exercisability of the Rights. The Company may temporarily suspend, for up to 120 days after the date described in Clause (i) of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension no longer remains in effect. In addition, if the Company determines that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights will not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, the exercise of such Rights is not permitted under applicable law, or a registration statement has not been declared effective.

            (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (Class A Common Stock and/or other securities) delivered upon exercise of Rights will, at the time of delivery of the certificates for such shares upon payment of the Purchase Price, be duly and validly authorized and issued and fully paid and nonassessable.

            (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and any shares of Preferred Stock or Common Stock or other securities issued upon the exercise of Rights. The Company will not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of Preferred Stock or Class A Common Stock (or other securities, as the case may be) in respect of a name other than that of the registered holder of the Rights Certificates or to issue or deliver any Preferred Stock or Class A Common Stock or other certificates in a name other than that of the registered holder until such tax has been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

      Section 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any shares of Preferred Stock (Class A Common Stock and/or other securities) is issued will, for all purposes, be deemed to have become the record holder of such shares represented thereby, and such certificate will be dated, on the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the aggregate Purchase Price therefor (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company are closed, such Person will be deemed to have become the record holder of the shares on, and such certificate will be dated, the next succeeding Business Day on which the shares of Preferred Stock (Common Stock and/or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the Rights Certificate holders will not be entitled to any stockholder rights with respect to shares of Preferred Stock (Common Stock and/or other securities), including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided in this Agreement.

      Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

            (a)(i)In the event the Company at any time after the date of this Agreement (A) declares a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivides the outstanding Preferred Stock, (C) combines the outstanding Preferred Stock into a smaller number of shares, or (D) issues any shares of its capital stock in a reclassification of the Preferred Stock (including, without limitation, any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this
      Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock (Class A Common Stock and/or other securities), as the case may be, issuable on such date, will be proportionately adjusted so that the holder of any Right exercised after such time will be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock, as the case may be, that, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) will be in addition to, and will be made prior to, any adjustment required pursuant to Section 11(a)(ii).

            (ii) In the event that any Person, alone or together with its Affiliates and Associates, at any time after the Rights Dividend Declaration Date, becomes an Acquiring Person, then, proper provision will be made so that each Right holder (except as provided in Section 7(e)) will thereafter have the right to receive, upon exercise of such Right at the then current aggregate Purchase Price with respect to the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, in lieu of such number of one one-hundredths of a share of Preferred Stock, such number of shares of Class A Common Stock equal to the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and (y) dividing that product by 50% of the Current Market Price (defined in Section 11(d)) per share of Class A Common Stock on the date such Person became an Acquiring Person (such number of shares, the "Adjustment Shares").

            (iii) In the event that the number of shares of Class A Common Stock that are authorized by the Company's certificate of incorporation but not issued are not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) and the Rights become so exercisable, the Company will, upon the exercise of a Right and payment of the applicable Purchase Price, (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), and
      (B) with respect to each Right (subject to Section 7(e)), make adequate provision to substitute for the Adjustment Shares (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock), that the Board of Directors has deemed to have essentially the same rights, privileges and preferences as shares of Class A Common Stock ("Common Stock Equivalents"), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been conclusively determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm; provided, however, that if the Company has not made adequate provision to deliver value pursuant to Clause (B) above within 30 days following the first occurrence of a Section 11(a)(ii) Event ("Section 11(a)(ii) Trigger Date"), then the Company will be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Class A Common Stock (to the extent available) and then, if necessary, cash, which shares or cash have an aggregate value equal to the Spread. The term "Spread" means the excess of (i) the Current Value over
      (ii) the Purchase Price. If the Board of Directors determines in good faith that it is likely that sufficient additional Class A Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 120 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30-day period, as it may be extended, being the "Substitution Period"). To the extent that action is to be taken pursuant to this Section 11(a)(iii), the Company (1) will provide, subject to Section 7(e), that such action will apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any required stockholder approval or to decide the appropriate form of distribution to be made and the value thereof. In the event of any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension no longer remains in effect. For purposes of this Section 11(a)(iii), the Current Value of each Adjustment Share will be the Current Market Price per share of the Class A Common Stock on the effective date of the Section 11(a)(ii) Event and the per share or per unit value of any Common Stock Equivalent will be deemed to equal the Current Market Price per share of the Class A Common Stock on such date.

            (b) In case the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock) ("equivalent preferred stock") (or securities convertible into Preferred Stock or equivalent preferred stock) at a price per Preferred Stock or equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, (i) the numerator of which is the number of Preferred Stock outstanding on such record date, plus the number of Preferred Stock that the aggregate offering price of the total number of Preferred Stock (and/or equivalent preferred stock) so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and (ii) the denominator of which is the number of Preferred Stock outstanding on such record date, plus the number of additional Preferred Stock (and/or equivalent preferred stock) to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In the event that the number of Preferred Stock issuable under the terms of a convertible security, or the conversion or exercise price of such convertible security, changes after the initial issuance of such convertible security, an adjustment will be made to the Purchase Price that conforms with the adjustment set forth in this Section 11(b). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration will be as conclusively determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent and will be binding on the Rights Agent and the holders of the Rights. Preferred Stock owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

            (c) In case the Company fixes a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, (i) the numerator of which is the Current Market Price of Preferred Stock on such record date, less the fair market value (as conclusively determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent) of the portion of the cash, assets, or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and (ii) the denominator of which is such Current Market Price per share of the Preferred Stock. Such adjustments will be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price will be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

            (d) (i) For the purpose of any computation hereunder, the "Current Market Price" per share of the Class A Common Stock on any date will be deemed to be the average of the daily closing prices per share of such Class A Common Stock for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Market Price of the Class A Common Stock is determined during a period following the announcement by the issuer of such Class A Common Stock of (i) a dividend or distribution on such Class A Common Stock payable in shares of such Class A Common Stock or securities convertible into shares of such Class A Common Stock (other than the Rights), or (ii) any subdivision, combination or reclassification of such Class A Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification has not occurred prior to the commencement of the requisite 30 Trading Day period, as set forth above, then, and in each such case, the Current Market Price will be properly adjusted to take into account ex-dividend trading. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the Board of Directors. If on any such date no market maker is making a market in the Class A Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors will be used. If the Class A Common Stock is not publicly held or not so listed or traded, Current Market Price per share will mean the fair value per share as determined in good faith by the Board of Directors, the determination of which will be described in a statement filed with the Rights Agent and will be conclusive for all purposes.

            (ii) For the purpose of any computation hereunder, the "Current Market Price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Clause (i) of this
      Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in Clause (i) of this Section 11(d), the "Current Market Price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to one hundred (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalization with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "Current Market Price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent. For all purposes of this Agreement, the "Current Market Price" of one one-hundredth of a share of Preferred Stock shall be equal to the "Current Market Price" of one share of Preferred Stock divided by one hundred (subject to adjustment as provided above). The "Current Market Price" per share of Equivalent Preferred Stock shall be determined in the same manner as set forth above for the Preferred Stock.

            (e) Anything in this Agreement to the contrary notwithstanding, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three (3) years from the date of the transaction that mandates such adjustment or (ii) the Final Expiration Date.

            (f) If, as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock other than Preferred Stock, then the number of such other shares so receivable upon exercise of any Right and the Purchase Price will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k), (m),
      and (p) and the provisions of Sections 7, 9, 10, 13, and 14 with respect to the Preferred Stock will apply on like terms to any such other shares.

            (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price under this Agreement will evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time under this Agreement, all subject to further adjustment as provided in this Agreement.

            (h) Unless the Company has exercised its election as provided in
      Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by
      (i) multiplying (x) the number of one one- hundredths of a share of Preferred Stock covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

            (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one- hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such an adjustment in the number of Rights will be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, will be at least ten Business Days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company will, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, will cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Rights Certificates so to be distributed will be issued, executed, and countersigned in the manner provided for in this Agreement (and may bear, at the option of the Company, the adjusted Purchase Price) and will be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

            (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredths of a share of Preferred Stock and the number of one one-hundredths of a share of Preferred Stock that were expressed in the initial Rights Certificates issued under this Agreement.

            (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-hundredths of a share of Preferred Stock, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.

            (l) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company will deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

            (m) Anything in this Section 11 to the contrary notwithstanding, the Company will be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that, in its good faith judgment, the Board of Directors of the Company determines it to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of share of Preferred Stock or securities that by their terms are convertible into or exchangeable for Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options, or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock will not be taxable to such stockholders.

            (n) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

            (o) Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, or
      (iii) combines the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, will be appropriately and proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event will equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which is the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

            (p) In the event that the Rights become exercisable following a
      Section 11(a)(ii) Event, the Company, by action of the Board of Directors, may permit the Rights, subject to Section 7(e), to be exercised for 50% of the shares of Class A Common Stock (or cash or other securities or assets to be substituted for the Adjustment Shares pursuant to Section 11(a)(iii)) that would otherwise be purchasable under Section 11(p) in consideration of the surrender to the Company of the Rights so exercised and without other payment of the Purchase Price. Rights exercised under this Section 11(p) will be deemed to have been exercised in full and will be cancelled.

      Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company will (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Class A Common Stock, the Class B Common Stock and the Preferred Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25. The Rights Agent will be fully protected in relying on any such certificate and on any adjustment contained in such certificate.

      Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

            (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (i) the Company consolidates with, or merges with, or into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n)), and the Company is not the continuing or surviving Person of such consolidation or merger; (ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n)) consolidates with, or merges with, or into, the Company, and the Company is the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other Person or cash or any other property; or (iii) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(n)), then, and in each such case (except as contemplated by Section 13(d)), proper provision will be made so that (A) each holder of a Right, except as provided in
      Section 7(e) or Section 13(d), will thereafter have the right to receive, upon the exercise of such Right at the then current Purchase Price multiplied times the number of one one- hundredths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of one one-hundredth of a share of Preferred Stock, such number of validly authorized and issued, fully paid, nonassessable and freely tradable shares of Common Stock of the Principal Party (as defined below), not subject to any liens, encumbrances, preemptive rights, rights of first refusal or other adverse claims, as are equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a
      Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, will be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (B) such Principal Party will thereafter be liable for, and will assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" will thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 will apply only to such Principal Party following the first occurrence of a Section 13 Event;
      (D) such Principal Party will take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions of this Agreement will thereafter be applicable, as nearly as may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) will be of no effect following the first occurrence of any Section 13 Event.

            (b) "Principal Party" means

                  (i) in the case of any transaction described in Clause (i) or
            (ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                  (ii) in the case of any transaction described in Clause (iii)
            of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

      provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" will refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, with Common Stock that is and has been so registered, "Principal Party" will refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

            (c) The Company will not consummate any such consolidation, merger, sale or transfer unless the Principal Party has a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing for the Principal Party to assume and perform the terms set forth in Sections 13(a) and (b) and further providing that, as soon as practicable after the date of any consolidation, merger or transfer mentioned in Section 13(a), the Principal Party will

                  (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective

            (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date; and

                  (ii) will deliver to holders of the Rights historical
            financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

            (d) In the event that the Rights become exercisable under Section 13(a), the Company, by action of the Board of Directors, may agree with the Principal Party that the Principal Party may permit the Rights to be exercised for 50% of the Common Stock of the Principal Party that would otherwise be purchasable under Section 13(a), in consideration of the surrender to the Principal Party, as the successor to the Company under
      Section 13(a)(ii), of the Rights so exercised and without other payment of the Purchase Price. Rights exercised under this Section 13(d) will be deemed to have been exercised in full and cancelled.

            (e) The provisions of this Section 13 will similarly apply to successive mergers, consolidations and sales or other transfers. In the event that a Section 13 Event occurs at any time after the occurrence of a
      Section 11(a)(ii) Event, the Rights that have not theretofore been exercised will thereafter become exercisable in the manner described in
      Section 13(a).

      Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

            (a) The Company will not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(o), or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there will be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right will be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as conclusively determined in good faith by the Board of Directors of the Company will be used.

            (b) The Company will not be required to issue fractions of shares of Preferred Stock or other securities upon exercise of the Rights (other than fractions of shares of Preferred Stock which are integral multiples of one one-hundredth of a share) or to distribute certificates that evidence fractional shares (other than fractions of shares of Preferred Stock which are integral multiples of one one-hundredth of a share) of Preferred Stock. In lieu of fractional shares of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as provided in this Agreement an amount in cash equal to the same fraction of the Current Market Price of a share of Preferred Stock or other securities of the Company as of the Trading Day immediately prior to the date of such exercise, as determined pursuant to
      Section 11(d) hereof or in the same manner as the closing price of a share of Preferred Stock shall be determined pursuant to Section 11(d)(ii) hereof, (as the case may be).

            (c) The holder of a Right, by the acceptance of the Rights, expressly waives the right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this
      Section 14.

      Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement and injunctive relief against actual or threatened violations of the obligations under this Agreement of any Person subject to this Agreement.

      Section 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the Rights consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

            (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

            (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer, and with the appropriate forms and certificates fully executed;

            (c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated certificate for Common Stock), is registered as the absolute owner of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated certificate for Common Stock made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, will be affected by any notice to the contrary; and

            (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company will use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

      Section 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Rights Certificate will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor will anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate have been exercised in accordance with the provisions of this Agreement.

      Section 18. CONCERNING THE RIGHTS AGENT.

            (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, consequential or incidental loss or damage of any kind.

            (b) The Rights Agent will be protected and will incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this

      Agreement in reliance upon any Rights Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of assignment or transfer power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

      Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

            (a) Any Person into or with which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the corporate trust or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section
      21. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

            (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name, and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

      Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance of such Rights Certificates, will be bound:

            (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

            (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or adverse person and the determination of "Current

      Market Price") be proved or established by the Company prior to taking or suffering any action under this Agreement, such fact or matter (unless other evidence in respect of such fact or matter is specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President or any Executive Vice President of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (c) The Rights Agent will be liable under this Agreement only for its own gross negligence, bad faith or willful misconduct.

            (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and will be deemed to have been made by the Company only.

            (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any adjustment required under the provisions of Section 11 or Section 13, or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor will it by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock (and/or other securities) to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock (and/or other securities) will, when so issued, be validly authorized or issued, fully paid or nonassessable.

            (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

            (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Executive Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

            (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, contract with or lend money to the Company, or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing in this Agreement will preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

            (i) The Rights Agent may execute and exercise any of the rights or powers vested by this Agreement in it or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment of such Person.

            (j) No provision of this Agreement will require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights if there are reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

            (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to Clause 1 or 2 of such certificate, the Rights Agent will not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

      Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, and to each transfer agent of the Class A Common Stock, Class B Common Stock and/or Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Class A Common Stock, Class B Common Stock and/or Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who will, with such notice, submit such holder's Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will be a corporation organized and doing business under the laws of the United States or a State of the United States, in good standing, that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $25,000,000. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, except that the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice of such appointment in writing with the predecessor Rights Agent and each transfer agent of the Class A Common Stock, Class B Common Stock and/or Preferred Stock, and mail a notice of such appointment in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect in such notice, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

      Section 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, in its discretion, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number, kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Class A Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to shares of Class A Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (y) no such Rights Certificate will be issued if, and to the extent that, the Company is advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (z) no such Rights Certificate will be issued if, and to the extent that, appropriate adjustment has otherwise been made in lieu of the issuance of such Rights Certificate.

      Section 23. REDEMPTION.

            (a) The Company may, at its option, by action of the Board of Directors, at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date, or (ii) the Final Expiration Date, redeem all but not fewer than all the then outstanding Rights at the Redemption Price (the date of such redemption, the "Redemption Date").

            (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights, evidence of which has been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company will give notice of such redemption to the Rights

      Agent and to the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Class A Common Stock and/or Class B Common Stock, as the case may be. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Any notice that is mailed in the manner in this Agreement provided will be deemed given, whether or not the holder receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights.

      Section 24. EXCHANGE.

            (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which will not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Class A Common Stock, each Right being exchangeable for one share of Class A Common Stock, appropriately adjusted to reflect any transaction specified in Section 11(a)(i) occurring after the Record Date (such number of shares of Class A Common Stock issuable in exchange for one Right being referred to herein as the "Exchange Shares"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such Plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Class A Common Stock then outstanding.

            (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Shares. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Class A Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

            (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or equivalent preferred stock) for Exchange Shares, at the initial rate of one one-hundredth of a share of Preferred Stock (or equivalent preferred stock) for each Class A Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each Class A Common Stock will have the same voting rights as one share of Class A Common Stock.

            (d) In the event that there shall not be sufficient Class A Common Stock or Preferred Stock authorized but unissued, to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Class A Common Stock or Preferred Stock for issuance upon exchange of the Rights or shall take such other action specified in Section 11(a)(iii) hereof.

            (e) The Company shall not be required to issue fractions of shares of Class A Common Stock to distribute certificates which evidence fractional Class A Common Stock. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Price of a whole share of Class A Common Stock. For the purposes of this subsection
      (d), the Current Market Value of a share of Class A Common Stock shall be determined pursuant to Section 11(d)(i) hereof as of the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

      Section 25. NOTICE OF CERTAIN EVENTS.

            (a) In case the Company proposes, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares), or (iv) to effect any consolidation or merger into, or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with
      Section 11(n)), or (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) then, in each such case, the Company will give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which will specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Class A Common Stock, Class B Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice will be so given in the case of any action covered by Clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Class A Common Stock, Class B Common Stock and/or Preferred Stock, whichever is the earlier.

            (b) In case of a Triggering Event, then (i) the Company will as soon as practicable give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which will specify the event and the consequences of the event to holders of Rights under this Agreement, and (ii) all references in
      Section 25(a) to Preferred Stock will be deemed thereafter to refer to other securities, if appropriate.

      Section 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Carriage Services, Inc.
                  1900 St. James Place, 4th Floor
                  Houston, Texas 77056
                  Attention: Chief Executive Officer

                  with a copy to:

                  Thompson & Knight, LLP
                  1200 Smith Street, Suite 3600
                  Houston, Texas 77002-4595
                  Attention: W. Christopher Schaeper

      Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  American Stock Transfer & Trust Company
                  40 Wall Street
                  New York, New York 10005
                  Attention: General Counsel

      Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Class A Common Stock and/or Class B Common Stock) will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

      Section 27. SUPPLEMENT AND AMENDMENTS. At any time prior to the Distribution Date and subject to the last sentence of this Section 27, the Company may by action of its Board of Directors, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement (including, without limitation, the date upon which the Distribution Date shall occur, the time during which the Rights may be redeemed pursuant to Section 23 or any provision of the Certificate of Designations) in any manner without the approval of any holder of the Rights. From and after the Distribution Date and subject to applicable law, the Company may by action of its Board of Directors, and the Rights Agent shall if the Company so directs, from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity or to correct or supplement any provision contained in this Agreement which may be defective or inconsistent with any other provision of this Agreement or (ii) to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Rights or Right Certificates (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person). Any supplement or amendment adopted during any period after any Person has become an Acquiring Person but prior to the Distribution Date shall be null and void unless such supplement or amendment could have been adopted under the preceding sentence from and after the Distribution Date. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be obligated to, enter into any such supplement or amendment which affects its own rights, duties or immunities under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of the Common Stock of the Company. In addition, notwithstanding anything to the contrary contained in this Agreement, no supplement or amendment to this Agreement shall be made which (i) reduces the Redemption Price (except as required hereunder by appropriate adjustment to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement) or (ii) provides for an earlier Final Expiration Date.

      Section 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will bind and inure to the benefit of their respective successors and assigns under this Agreement.

      Section 29. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. The Board of Directors will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of Clause (Y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors in good faith, will (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

      Section 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; and this Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

      Section 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

      Section 32. GOVERNING LAW. THIS AGREEMENT, EACH RIGHT, AND EACH RIGHTS CERTIFICATE ISSUED UNDER THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED HOWEVER, THAT ALL PROVISIONS REGARDING THE RIGHTS, DUTIES AND OBLIGATIONS OF THE RIGHTS AGENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

      Section 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

      Section 34. INTERPRETATION. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions of this Agreement. References in this Agreement to Sections and Exhibits are references to the Sections of and Exhibits to this Agreement unless the context requires otherwise. In this Agreement, the word "or" is not exclusive.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          CARRIAGE SERVICES, INC.

                                          By:    /S/ MELVIN C. PAYNE
                                                Melvin C. Payne
                                                Chief Executive Officer

                                          AMERICAN STOCK TRANSFER AND
                                          TRUST COMPANY

                                          By:/s/ BARRY S. ROSENTHAL
                                                 Barry S. Rosenthal
                                                 Vice President

                                                 Exhibit A to Rights Agreement

                                                  Certificate No.  R-_________

                         [FORM OF RIGHTS CERTIFICATE]

                              ____________ Rights

      NOT EXERCISABLE AFTER DECEMBER 31, 2010 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                              Rights Certificate

                            CARRIAGE SERVICES, INC.

      This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of December 18, 2000 (as amended from time to time, the "Rights Agreement"), between Carriage Services, Inc., a Delaware corporation (the "Company"), and American Stock Transfer and Trust Company (the "Rights Agent"), unless the Rights evidenced hereby have been previously redeemed by the Company, to purchase from the Company at any time prior to 5:00 p.m. (Houston, Texas time) on December 31, 2010 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, nonassessable share of Series G Junior Participating Preferred Stock, $0.01 par value, (the "Preferred Stock") of the Company, at a purchase price of $______ per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of _________________ based on the Common Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities, that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

      This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part of this certificate and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the certain circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent. All capitalized terms not otherwise defined have the meaning set forth in the Rights Agreement.

      Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, (ii) a transferee of any such Acquiring Person, Associate, or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights will become null and void and no holder of this certificate will have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

      This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered have entitled such holder to purchase. If this Rights Certificate is exercised in part, the holder will be entitled to receive upon surrender of this certificate another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right. In addition, in certain circumstances the Rights may be exchanged, in whole or in part, for shares of the Class A Common Stock. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

      No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

      No holder of this Rights Certificate will be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor will anything contained in the Rights Agreement or herein be construed to confer upon the holder of this certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate have been exercised as provided in the Rights Agreement.

      This Rights Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of: ____________________

                                          CARRIAGE SERVICES, INC.

                                          By:_________________________________
                                          Name:_______________________________
                                          Title:________________________________


Countersigned:

AMERICAN STOCK TRANSFER AND TRUST COMPANY

By:____________________________________
Name:__________________________________
Title:___________________________________

                 [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]
                              FORM OF ASSIGNMENT

      (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

      FOR VALUE RECEIVED _______________________________ hereby sells, assigns, and transfer unto______________________________________________________________
                        (Please print name and address of transferee)

_______________________________________________________________________________.

      This Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ________________ attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:_____________________

                                          ____________________________________
                                          Signature

Signature Guaranteed:

                                  Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [ ] is [ ] is not being sold, assigned, or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_________________________

                                          ____________________________________
                                          Signature

Signature Guaranteed:

      Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                         FORM OF ELECTION TO PURCHASE

      The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

To: CARRIAGE SERVICES, INC.:

      The undersigned hereby irrevocably elects to exercise _________ Rights represented by this Rights Certificate to purchase the Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

      Please insert social security or other identifying number:________________

      Please print name and address:____________________________________________
      __________________________________________________________________________

      If such number of Rights are not all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights will be registered in the name of and delivered to:

      Please insert social security or other identifying number:_______________

      Please print name and address:____________________________________________
      __________________________________________________________________________

Dated:________________


                                    __________________________________________
                                    Signature

Signature Guaranteed:

                                   Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Acquiring Person or an Adverse Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person.

Dated:_____________________

                                    __________________________________________
                                    Signature

Signature Guaranteed:

      Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE

      The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

      In the event the Certification of Status set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                 Exhibit B to Rights Agreement


                         SUMMARY OF RIGHTS TO PURCHASE
                  PREFERRED STOCK OF CARRIAGE SERVICES, INC.

      On December 18, 2000, the Board of Directors of Carriage Services, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Class A Common Stock, $0.01 par value, of the Company (the "Class A Common Stock") and one Right for each share of Class B Common Stock, $0.01 par value, of the Company (the "Class B Common Stock"). The dividend will be made on January 8, 2000 (the "Record Date") to the stockholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of share of Series G Junior Participating Preferred Stock, $0.01 par value, of the Company, (the "Preferred Stock"), at a price of $10.00 per one one- hundredth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement dated as of December 18, 2000 (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agent").

      Until the earlier to occur of (i) ten Business Days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Class A Common Stock (an "Acquiring Person") or (ii) ten Business Days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Class A Common Stock, provided that an Acquiring Person does not include a Grandfathered Shareholder or a Grandfathered Transferee (as such terms are defined in the Rights Agreement) (the earlier of such dates being the "Distribution Date"), the Rights will be evidenced, with respect to any of the certificates for Class A Common Stock and/or Class B Common Stock (collectively, the "Common Stock") outstanding as of the Record Date, by such certificates for the Common Stock with a copy of this Summary of Rights attached to the certificate.

      The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding even without such notation or a copy of this Summary of Rights being attached to such Certificate, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

      The Rights are not exercisable until the Distribution Date. The Rights will expire on December 31, 2010 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

      The Purchase Price payable and the number of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price or securities convertible into Preferred Stock with a conversion price less than the then current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above).

      The number of outstanding Rights and the number of shares of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

      The Preferred Stock purchasable upon exercise of the Rights will not be subject to redemption by the Company. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $0.01 per share but will be entitled to an aggregate dividend of 100 multiplied times the dividend declared per share of Common Stock. In the event of liquidation, the holder of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1.00 per share but will be entitled to an aggregate payment of 100 multiplied times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 multiplied times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

      Because of the nature of the dividend, liquidation and voting rights of the Preferred Stock, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

      In the event that any person or entity becomes an Acquiring Person (the beneficial owner of 15% or more of the Class A Common Stock), provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will then be void), will have the right to receive upon exercise that number of shares of Class A Common Stock having a market value of two times the applicable exercise price of the Right. In the event that the Company is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right will have the right to receive, upon the exercise of the Right at the then applicable exercise price, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the applicable exercise price of the Right.

      After a person becomes an Acquiring Person, the Company's Board of Directors may exchange the Rights, other than those Rights owned by the Acquiring Person, in whole or in part, at an exchange ratio of one share of Class A Common Stock per Right, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right, subject to adjustment. However, the Board of Directors cannot conduct an exchange at any time after any Person, together with its Affiliates and Associates, becomes the Beneficial Owner of 50% or more of the outstanding Class A Common Stock.

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued and, in lieu of such fractional shares, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

      At any time prior to the close of business on the tenth day following a public announcement that an Acquiring Person has become such an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      At any time prior to the Distribution Date and subject to the last sentence of this paragraph, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including, without limitation, an amendment to extend the time during which the rights must be redeemed or to extend the Final Expiration Date. From and after the Distribution Date and subject to applicable law no such amendment may adversely affect the economic interests of the holders of the Rights (other than the Acquiring Person or an affiliate or associate of an Acquiring Person). The terms of the Rights may not be amended to (i) reduce the Redemption Price (except as required by antidilution provisions) or (ii) provide for an earlier Final Expiration Date.

      Until a Right is exercised, the holder of the Right, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

      The Preferred Stock shall rank, with respect to the payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Company, junior to all other series of preferred stock of the Company, unless the Board of Directors of the Company shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of any such other series and the qualifications, limitations and restrictions thereof.

      A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated December 29, 2000. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                                                       EXHIBIT C

                           CERTIFICATE OF DESIGNATION

                                       OF

                  SERIES G JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                             CARRIAGE SERVICES, INC.
                         -------------------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                         -------------------------------


      CARRIAGE SERVICES, INCORPORATED, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation") and in accordance with
Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors of the Corporation on December 18, 2000, adopted the following resolution establishing and creating a series of Preferred Stock, $0.01 par value, of the Corporation designated as Series G Junior Participating Preferred Stock:

            RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, $0.01 par value, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

                SERIES G JUNIOR PARTICIPATING PREFERRED STOCK

      Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series G Junior Participating Preferred Stock" (the "Series G Preferred Stock"). The number of shares initially constituting the Series G Preferred Stock shall be 1,000,000; PROVIDED, HOWEVER, that if more than a total of 1,000,000 shares of Series G Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of December 18, 2000 between the Corporation and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded providing for the total number of shares of Series G Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole share) issuable upon exercise of such Rights.

      Section 2.  DIVIDENDS AND DISTRIBUTIONS.

      (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of stock of the Corporation ranking prior and superior to the Series G Preferred Stock with respect to dividends, the holders of shares of Series G Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (i) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series G Preferred Stock, in the amount of $.01 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series G Preferred Stock pursuant to the following clause (ii) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series G Preferred Stock (the total of which shall not, in any event, be less than zero) and (ii) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect multiplied times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series G Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect multiplied times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 100; PROVIDED, HOWEVER, that, if at any time after December 18, 2000, the Corporation shall (x) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (y) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (z) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common

Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and PROVIDED FURTHER, that, if at any time after December 18, 2000, the Corporation shall issue any shares of its stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Series G Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

      (b) The Corporation shall declare a dividend or distribution on the Series G Preferred Stock as provided in paragraph (a) of this Section immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); PROVIDED, HOWEVER, that, in the event no dividend or distribution (other than a dividend or distribution solely in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series G Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series G Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

      (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series G Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series G Preferred Stock; PROVIDED, HOWEVER, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series G Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series G Preferred Stock which are originally issued prior to the record date for the determination of holders of shares of Series G Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series G Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

      (d) So long as any shares of the Series G Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series G Preferred Stock shall have been declared.

      (e) The holders of the shares of Series G Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

      Section 3. VOTING RIGHTS. The holders of shares of Series G Preferred Stock shall have the following voting rights:

      (a) Each holder of Series G Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series G Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied times the maximum number of votes per share which any holder of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

      (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series G Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

      (c) If, at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series G Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series G Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of shareholders (and at any subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series G Preferred Stock being entitled to cast a number of votes per share of Series G Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series G Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series G Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this
Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series G Preferred Stock in this Section 3.

      (d) Except as provided in this Section 3, in Section 11 or by applicable law, holders of Series G Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

      Section 4.  CERTAIN RESTRICTIONS.

      (a) Whenever quarterly dividends or other dividends or distributions payable on the Series G Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series G Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series G Preferred Stock;

            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series G Preferred Stock, except dividends paid ratably on the Series G Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series G Preferred Stock; PROVIDED that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series G Preferred Stock; or

            (iv) purchase or otherwise acquire for consideration any shares of Series G Preferred Stock, or any shares of stock ranking on a parity with the Series G Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

      (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      Section 5. REACQUIRED SHARES. Any shares of Series G Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled upon the acquisition thereof in accordance with the DGCL. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock of the Corporation or as otherwise required by law.

      Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series G Preferred Stock unless, prior thereto, the holders of shares of Series G Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $1.00 per whole share and (y) an aggregate amount per share equal to the Formula Number then in effect multiplied times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series G Preferred Stock, except distributions made ratably on the Series G Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

      Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, or any combination thereof, then in any such case the then outstanding shares of Series G Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share equal to the Formula Number then in effect multiplied times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 7 and Section 2 appear to apply to a transaction, this Section 7 shall control.

      Section 8.  NO REDEMPTION; NO SINKING FUND.

      (a) The shares of Series G Preferred Stock shall not be subject to redemption by the Corporation; PROVIDED, HOWEVER, that the Corporation may purchase or otherwise acquire outstanding shares of Series G Preferred Stock in the open market or by offer to any holder or holders of shares of Series G Preferred Stock.

      (b) The shares of Series G Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

      Section 9. RANKING. The Series G Preferred Stock shall rank, with respect to the payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, junior to all other series of Preferred Stock of the Corporation, unless the Board of

Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of any such other series and the qualifications, limitations and restrictions thereof.

      Section 10. FRACTIONAL SHARES. The Series G Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredth of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series G Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series G Preferred Stock, may elect (i) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth of a share or any integral multiple thereof or (ii) to issue depository receipts evidencing such authorized fraction of a share of Series G Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; PROVIDED that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series G Preferred Stock.

      Section 11. AMENDMENT. None of the powers, preferences or relative, participating, optional or other special rights of the Series G Preferred Stock as provided herein or in the Articles of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series G Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3 percent of the outstanding shares of Series G Preferred Stock, voting as a separate class.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed in its corporate name on this day of December 27, 2000.


                                    CARRIAGE SERVICES, INC.



                                    By  /S/ MELVIN C. PAYNE
                                        Melvin C. Payne, Chief Executive Officer